UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: March 28, 2019

JEFFERIES FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on March 28, 2019.

Our incumbent directors were re-elected to our Board of Directors and received the following votes:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
Linda L. Adamany	243,754,339	5,470,836	172,639	30,587,987
Barry J. Alperin	244,286,509	4,935,724	175,581	30,587,987
Robert D. Beyer	240,059,397	9,170,303	168,114	30,587,987
Francisco L. Borges	244,332,034	4,887,005	178,775	30,587,987
Brian P. Friedman	242,105,295	7,044,864	247,655	30,587,987
MaryAnne Gilmartin	248,228,952	998,961	169,901	30,587,987
Richard B. Handler	245,289,240	3,962,805	145,769	30,587,987
Robert E. Joyal	239,027,505	10,208,977	161,332	30,587,987
Jacob M. Katz	248,261,431	961,613	174,770	30,587,987
Michael T. O’Kane	240,261,693	8,965,608	170,513	30,587,987
Stuart H. Reese	245,286,857	3,937,036	173,921	30,587,987
Joseph S. Steinberg	235,165,636	14,084,439	147,739	30,587,987

Our shareholders approved our advisory vote on executive compensation. Voting results were as follows:

Number of Shares
For	212,486,438
Against	35,854,788
Abstain	1,056,588
Broker Non-Votes	30,587,987

Our shareholders ratified the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending November 30, 2019. Voting results were as follows:

Number of Shares
For	278,488,779
Against	1,292,834
Abstain	204,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Financial Group Inc.

Date: March 29, 2019	/s/ Roland T. Kelly
Roland T. Kelly
Associate General Counsel